EXHIBIT 10.33

APPENDIX TO MANAGEMENT SERVICES AGREEMENT
WITH EUROSPARK S.A.

Signed on this 12 day of May, 2008.

to the Management Services Agreement (“the Agreement”) dated as of September 24, 2007, by and between Energtek Inc., a company duly registered in the State of Nevada, USA with address at 26 East Hawthorne Avenue, Valley Stream, NY 11580, USA (the "Company") and EuroSpark S.A., a Belgian corporation with address at Avenue Louise 109, Brussels 1050 Belgium (the “Provider”); the Company and the Provider collectively the “Parties”.

1.
The Parties agree that the Consideration as defined in Clause 4.2 to the Agreement shall be amended and the monthly payment shall be of Twelve Thousand Euros (€ 12,000.00) instead of Six Thousand Six Hundred Euros (€ 6,000.00), all the other terms remaining the same.

2.	The change in the Consideration shall be applicable starting from the payments for the services provided during April 2008.

IN WITNESS WHEREOF, the undersigned has executed and delivered the Appendix to the Agreement on the day and year first written above.

EUROSPARK S.A.

   /s/ Nikita Ananov
By:  Nikita Ananov
Title: Director

ENERGTEK INC.

 /s/ Doron Uziel
By: Doron Uziel
Title: Treasurer

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